Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	CONTACT:	Jerry Szczepanski Chief Executive Officer 972-307-5555

Gadzooks Announces Resignation of James Motley

Dallas, Texas, August 31, 2004 — Gadzooks, Inc. (OTC Pink Sheets: GADZQ) today announced that its chief financial officer, James A. Motley, will be leaving the Company on September 10, 2004. “Jim has accepted an offer to join a Dallas-based private distribution company and we wish him well in that venture,” said Jerry Szczepanski, Gadzooks chairman and chief executive officer. Szczepanski said that Gadzooks will immediately begin a search for a new chief financial officer. “In the interim, we are confident that the financial team at the Company working with our financial advisors can maintain the momentum of our restructuring and financial reporting activities,” said Szczepanski. “The Company has made substantial progress in our Chapter 11 case and is working towards filing a Plan of Reorganization,” Szczepanski concluded.

Dallas-based Gadzooks is a specialty retailer of casual clothing, accessories and shoes for 16-22 year-old females. Gadzooks now operates 247 stores in 40 states.

This material includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include estimates, targets, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are many factors that could cause forward-looking statements not to be correct, including the cautionary statements contained in this material and risks and uncertainties inherent in the Company’s business set forth in the filings of the Company with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K. The Company does not undertake any obligation to update any forward-looking statements contained in this material.